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                                                           EXHIBIT 23.8


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement of U.S. Office Products Company of our report dated July 5, 1996, relating to the financial statements of Arbuckle Foods, Inc., which appear in this Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.




THORNE LITTLE, Chartered Accountants
Abbotsford, B.C., Canada
September 30, 1996